UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 8, 2005

NACCO Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9172	34-61505819

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 Landerbrook Drive Mayfield Heights, Ohio	44124-4017

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(440) 449-9600

N/A

(Former name or former address, if changed since last report.)

     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On February 8, 2005, the Compensation Committee of the Board of Directors of NACCO Industries, Inc. (the “Company”) and the Compensation Committees (with the Company’s Compensation Committee, collectively referred to as the “Compensation Committees”) of the Boards of Directors of The North American Coal Corporation (“NA Coal”), NACCO Materials Handling Group, Inc. (“NMHG”), Hamilton Beach/Proctor-Silex, Inc. (“HB/PS”) and The Kitchen Collection, Inc. (“KCI”) (NA Coal, NMHG, HB/PS and KCI are collectively referred to as the “Subsidiaries”) approved award payments under the Company’s and the Subsidiaries’ respective 2004 annual incentive compensation plans to the Company’s named executive officers and certain other officers of the Company. Pursuant to such approval, the Company and the Subsidiaries will make the following cash payouts to the following named executive officers of the Company:

Name	Amount of Payout
Alfred M. Rankin, Jr. Chairman, President and Chief Executive Officer of the Company	$574,903
Reginald R. Eklund President and Chief Executive Officer of NMHG	$433,422
Michael J. Morecroft President and Chief Executive Officer of HB/PS	$336,030
Clifford R. Miercort President and Chief Executive Officer of NA Coal	$206,744
Michael P. Brogan Senior Vice President, International Operations and Development of NMHG	$157,376

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2005	NACCO INDUSTRIES, INC.
	By:	/s/ Charles A. Bittenbender

Name: Charles A. Bittenbender Title: Vice President, General Counsel and Secretary